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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 30, 1996
                                                        ------------------


                                THE TALBOTS, INC.
                                -----------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         Delaware                      1-12552                   41-1111318
         --------                      -------                   ----------
(STATE OR OTHER JURISDICTION         (COMMISSION             (I.R.S. EMPLOYER
    OF INCORPORATION)                FILE NUMBER)            IDENTIFICATION NO.)


175 Beal Street, Hingham, Massachusetts                            02043
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (617)749-7600
                                                   -------------


                                       N/A
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

     Certain "forward-looking" statements may be made from time to time by The Talbots, Inc. (the "Company" or "Talbots") as part of the discussion of the Company's business, financial results or financial condition. This would include any statement or discussion concerning such matters as (1) future sales or sales trends, whether relating to the Company as a whole, by concept (e.g., Talbots Misses, Talbots Petites, Talbots Kids, etc.), by geographic region, or between retail stores and catalog; (2) future earnings, whether with respect to a current fiscal year or any future periods; (3) future domestic and international store expansion, including new store openings and expansions of existing stores;
(4) test concepts; (5) future capital expenditures; (6) future inventory levels,
(7) future operating costs; (8) future debt levels; (9) future dividends; or
(10) other specific forward-looking information concerning the business, operations, financial results or financial condition of the Company. Some of the factors that are likely to cause actual results to differ from any such outlook, estimate, plan or target are set forth below. The following factors are by no means intended to be all-inclusive.

o Company sales, profitability and other financial results may be adversely affected by fluctuations in the economy and in consumer spending.

o Retail companies such as Talbots experience cyclical variations in the retail market for women's and children's apparel as well as continuing changes in fashion preferences.

o The Company's profitability and sales growth depends in major part upon its continuing ability to anticipate consumer preferences in the apparel items sold by the Company and to timely respond to changes in such apparel preferences. Decisions with respect to product

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   designs are generally made long in advance of the time when consumer acceptance of such products is known. Any failure by the Company to anticipate, identify and respond to such consumer preferences can be expected to adversely affect the Company's sales, profitability and other financial results.

o All aspects of the women's and children's apparel business are highly competitive. The Company's sales and earnings are dependent upon its customers' continued attraction to the Company's classic styles and its particular lines of apparel at the price points established by the Company. Due to the highly competitive nature of the Company's business, sales growth is substantially dependent upon increases in unit sales rather than price increases. The Company competes primarily with department stores, specialty retailers and boutiques and other catalogers engaged in the retail sale of women's and children's apparel.

o Talbots ability to maintain and increase sales and earnings is also dependent in part upon the success of Talbots newer concepts including Talbots Kids, Talbots Intimates, Talbots Accessories and Shoes and Talbots Babies, as well as any other new concepts developed by Talbots from time to time. No assurance can be given that any particular concept will be or continue to be successful or profitable or will meet or continue to meet expectations or target levels, and any adverse results for any one or more of such concepts can be expected to adversely affect sales, profitability or other financial results of the Company as a whole.

o The Company anticipates that a significant portion of its future sales growth will result from new store openings and the expansion in size of its existing stores to allow for increased selling space. Such new store openings and store expansions will be dependent upon general economic and business conditions affecting consumer confidence and spending, the level of

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   sales volume and profitability at existing store locations, the availability of sufficient capital resources to effect expansion plans, the continuing availability of desirable locations and the ability to negotiate acceptable lease terms for prospective new and expanded locations. The Company's new and expanded store strategy is continuously reviewed and may be substantially modified if in management's view a modification or reduction is deemed appropriate under the circumstances.

o International expansion subjects Talbots business and financial results to risks and uncertainties in addition to those associated with the Company's domestic business, including, among other things, Talbots brand awareness, differences in customer and fashion tastes and preferences, differences in spending habits and level of consumer apparel spending, and social, political and economic differences. The Company's international business is also subject to the risks generally associated with conducting business abroad including fluctuations in currency exchange ratios (particularly those of the U.S. dollars against certain foreign currencies), changes in import duties or quotas, the imposition of taxes or other charges on imports, disruptions or delays in shipments and transportation, foreign political or social instabilities, labor disputes and other factors, any one which could adversely affect sales, earnings and other financial results of Talbots for any period.

     We caution you that all forward-looking statements concerning each of the matters set forth in the first paragraph of this Item 5 are subject to many internal and external factors, many or all of which are subject to change and over which the Company has limited or no control, including the factors set forth above. NO SUCH FORWARD-LOOKING STATEMENT IS INTENDED TO BE A PREDICTION OF FUTURE EVENTS. IN EACH CASE, ACTUAL

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RESULTS MAY DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENT.

     The Company assumes no obligation to update any forward-looking statement at any time.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 1996


                                        THE TALBOTS, INC.



                                        By: /s/ Edward L. Larsen
                                           -------------------------------------
                                           Edward L. Larsen
                                           Senior Vice President, Finance, and
                                           Chief Financial Officer and Treasurer